Exhibit 5.1

[Ober|Kaler Letterhead]

July 2, 2015

Howard Bancorp, Inc.

6011 University Boulevard

Suite 370

Ellicott City, Maryland 21043

Re: Howard Bancorp, Inc. - Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel for Howard Bancorp, Inc., a Maryland corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) to be filed on or about the date hereof by the Company with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, (the “Securities Act”). The Registration Statement relates to 2,173,913 shares of the Company’s common stock, $0.01 par value per share (the “Shares”), held by certain stockholders named in the Registration Statement (the “Selling Stockholders”), which were purchased by the Selling Stockholders pursuant to Investment Agreements between the Company and each Selling Stockholder dated as of March 2, 2015 (the “Investment Agreements”).

In rendering the opinion expressed herein, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the Investment Agreements, (iii) the Company’s Articles of Incorporation and Articles of Amendment thereto (collectively, the “Charter”), (iv) the Company’s Amended and Restated Bylaws (the “Bylaws”), (v) certified copies of minutes of and resolutions adopted at meetings of the Board of Directors of the Company relating to the Investment Agreements and the issuance of the Shares (the “Resolutions”), (vi) a good standing certificate for the Company issued as of a recent date by the Maryland State Department of Assessments and Taxation, (vi) a Certificate of the Company executed by the Executive Vice President and Chief Financial Officer of the Company dated July 2, 2015 (the “Certificate”), and (vii) such other statutes, certificates, instruments and documents as we have deemed necessary or advisable for the purpose of rendering the opinion set forth herein.

Howard Bancorp, Inc.

July 2, 2015

In rendering the opinion set forth below, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents reviewed by us, the authenticity of all documents submitted to us as originals, that the persons identified as officers are actually serving as such, the conformity with originals of all documents submitted to us as photostatic or facsimile copies (and the authenticity of the originals of such copies), the enforceability against each of the parties thereto of the Investment Agreements, the accuracy and completeness of all public records reviewed by us, and that the Charter, Bylaws and Resolutions have not have been amended or rescinded.

We have also assumed that at all representations, warranties, certifications and statements with respect to matters of fact and other factual information (i) made by public officers, (ii) made by officers or representatives of the Company, including certifications made in the Certificate, and (iii) in any documents we have reviewed are accurate, true, correct and complete in all material respects.

As to any facts material to our opinion set forth below, without undertaking to verify the same by independent investigation, we have relied exclusively upon the documents reviewed by us, the statements and information set forth in such documents, the Certificate and the additional matters recited or assumed in this letter, all of which we assume to be true, complete and accurate in all respects.

Based upon the foregoing and subject to the limitations and assumptions set forth herein, and having due regard for such legal considerations as we deem relevant, we are of the opinion that the Shares have been validly issued and are fully paid and nonassessable.

The foregoing opinion is based on and is limited to the Maryland General Corporation Law (including the judicial decisions interpreting those laws currently in effect), and we express no opinion herein with respect to the effect or applicability of the laws of any other jurisdiction. The opinion expressed herein concerns only the effect of the laws (excluding the principles of conflict of laws) as currently in effect, and we assume no obligation to supplement the opinion expressed herein if any applicable laws change after the date that the Registration Statement becomes effective, or if we become aware of any facts that might change the opinion expressed herein subsequent to the date the Registration Statement becomes effective. The opinions expressed in this letter are limited to the matters set forth in this letter, and no other opinion should be inferred beyond the matters expressly stated.

Notwithstanding anything to the contrary contained herein, we express no opinion concerning the securities laws of the State of Maryland, or the rules and regulations promulgated thereunder, or any decisional laws interpreting any of the provisions of the securities laws of the State of Maryland, or the rules and regulations promulgated thereunder.

Howard Bancorp, Inc.

July 2, 2015

We hereby consent to the filing of this opinion letter as an exhibit to the Company’s Registration Statement on Form S-3 and to the references to our firm under the caption “Legal Matters” in the prospectus included in the Registration Statement. By giving such consent, we do not admit that we are experts with respect to any part of the Registration Statement, including Exhibit 5, within the meaning of the term “expert” as used in the Securities Act or the rules and regulations promulgated thereunder.

Very truly yours,

Ober, Kaler Grimes & Shriver, A pROFESSIONAL CORPORATION

By:	/s/ Frank C. Bonaventure
Frank C. Bonaventure, Shareholder